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Exhibit 12(b)

                                XEROX CORPORATION
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

The ratio of earnings to fixed charges, the ratio of combined earnings to fixed charges and preferred stock dividends, as well as any deficiency of earnings are determined using the following applicable factors:

Earnings available for fixed charges are calculated first, by determining the sum of: (a) income (loss) from continuing operations before income taxes, adjustment for minorities' interests and equity income or loss, (b) fixed charges, as defined below, (c) amortization of capitalized interest and (d) distributed equity income. From this total, we subtract (a) capitalized interest and (b) preferred security dividend requirements of our consolidated subsidiaries and any accretion in the carrying value of the redeemable preferred securities of our consolidated subsidiaries.

Fixed charges are calculated as the sum of (a) interest costs (both expensed and capitalized), (b) amortization of debt expense and discount or premium relating to any indebtedness, (c) that portion of rental expense that is representative of the interest factor and (d) the amount of pre- tax earnings required to cover preferred security dividends and any accretion in the carrying value in the redeemable preferred securities of our consolidated subsidiaries. Note, in our calculation, all of the dividends and related carrying value accretion of the preferred securities of our consolidated subsidiaries are tax deductible, which are those referenced in Note 16 to the consolidated financial statements included in our 2002 Annual Report under the caption, "Company-Obligated, Mandatorily Redeemable Preferred Securities of Subsidiary Trusts Holding Solely Subordinated Debentures of the Company." Therefore, the amount of pre-tax earnings required to cover the dividend requirements and accretion, are equal to the amount of such dividends and accretion.

Preferred stock dividends used in the ratio of earnings to combined fixed charges and preferred stock dividends consist of the dividends paid on our Series B Convertible Preferred Stock. These dividends are tax deductible.

                                                                            Year Ended December 31,
                                                                            -----------------------
(In millions)                                                       2002     2001     2000     1999     1998
                                                                    ----     ----     ----     ----     ----
Fixed charges:
Interest expense .............................................     $  751   $  937   $1,090   $  842   $  763
Portion of rental expense which represents interest
  factor .....................................................         82      111      115      132      145
                                                                   ------   ------   ------   ------   ------
Total fixed charges before capitalized interest and
  preferred security dividends of consolidated
  subsidiaries ...............................................        833    1,048    1,205      974      908
Capitalized interest .........................................         --       --        3        8       --
Preferred security dividends of consolidated
  subsidiaries ...............................................        145       60       56       55       55
                                                                   ------   ------   ------   ------   ------
      Total fixed charges ....................................     $  978   $1,108   $1,264   $1,037   $  963
                                                                   ======   ======   ======   ======   ======
Earnings available for fixed charges:
    Earnings(1) ..............................................     $  306   $  447   $ (301)  $1,336       61
Less: Undistributed equity in income of affiliated
  companies ..................................................        (23)     (20)     (25)     (10)     (28)
Add: fixed charges before capitalized interest and
  preferred security dividends of consolidated
  subsidiaries ...............................................        833    1,048    1,205      974      908
                                                                   ------   ------   ------   ------   ------
    Total earnings available for fixed charges ...............     $1,116   $1,475   $  879   $2,300   $  941
                                                                   ======   ======   ======   ======   ======

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

Ratio of earnings to fixed charges .........................         1.14     1.33        *     2.22        *
                                                                   ======   ======   ======   ======   ======

* Earnings for the years ended December 31, 2000 and 1998 were inadequate to cover fixed charges. The coverage deficiency was $385 and $22 million, respectively.

(1) Earnings is derived from our consolidated statements of income, included in our financial statements, as the sum of: (a) Income (Loss) before Income Taxes (Benefits), Equity Income, Minorities' Interest and Cumulative Effect of Change in Accounting Principle and (b) Equity in net income of unconsolidated affiliates.

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                                Xerox Corporation
    Computation of Ratio of Earnings to Combined Fixed Charges and Preferred
                                Stock Dividends

(In millions)                                                               Year Ended December 31,
                                                                            -----------------------
                                                                    2002     2001     2000     1999     1998
                                                                    ----     ----     ----     ----     ----
Fixed charges:
Interest expense .............................................     $  751   $  937   $1,090   $  842   $  763
Portion of rental expense which represents interest
  factor .....................................................         82      111      115      132      145
                                                                   ------   ------   ------   ------   ------
Total fixed charges before capitalized interest, preferred
  security dividends of consolidated subsidiaries and
  preferred stock dividends ..................................        833    1,048    1,205      974      908
Capitalized interest .........................................         --       --        3        8       --
Preferred security dividends of consolidated subsidiaries ....        145       60       56       55       55
Preferred stock dividends ....................................         78       13       53       54       56
                                                                   ------   ------   ------   ------   ------
Total combined fixed charges and preferred stock dividends ...     $1,056   $1,121   $1,317   $1,091   $1,019
                                                                   ======   ======   ======   ======   ======
Earnings available for fixed charges:
Earnings(1) ..................................................     $  306   $  447   $ (301)  $1,336       61
Less: Undistributed equity in income of affiliated
  companies ..................................................        (23)     (20)     (25)     (10)     (28)
Add: fixed charges before capitalized interest, preferred
  security dividends of consolidated subsidiaries and
  preferred stock dividends ..................................        833    1,048    1,205      974      908
                                                                   ------   ------   ------   ------   ------

Total earnings available for fixed charges ...................     $1,116   $1,475   $  879   $2,300   $  941
                                                                   ======   ======   ======   ======   ======
Ratio of earnings to combined fixed charges and preferred
  stock dividends ............................................       1.06     1.32        *     2.11        *
                                                                   ======   ======   ======   ======   ======

* Earnings for the years ended December 31, 2000 and 1998 were inadequate to cover combined fixed charges and preferred stock dividends. The coverage deficiency was $438 and $78 million, respectively.

(1)  Same as above.

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